Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 13, 2023

Light & Wonder, Inc.
By:	/s/ Matthew R. Wilson
Name: Matthew R. Wilson
Title: President and Chief Executive Officer

Light and Wonder International, Inc.
By:	/s/ Matthew R. Wilson
Name: Matthew R. Wilson
Title: President and Chief Executive Officer

LNW Social Holding Company II, LLC
By:	/s/ Matthew R. Wilson
Name: Matthew R. Wilson
Title: President

LNW Social Holding Company I, LLC
By: LNW Social Holding Company II, LLC, its sole
member
By:	/s/ Matthew R. Wilson
Name: Matthew R. Wilson
Title: President